SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549


                                 FORM 8-K

                              CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) April 14, 1997
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                           AVITAR, INC.
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          (Exact name of registrant as specified in its charter)


        Delaware              0-20316              06-1174053
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(State or other jurisdiction  (Commission        (IRS Employer
   of incorporation)          File Number)    Identification No.)



  65 Dan Road, Canton, MA                             02021
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   (Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code (617) 821-2440
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Item 5.           Other Events.
                  Extension and Reduced Exercise Price of Redeemable Warrants


                  The Company has extended the expiration date of its Redeemable Warrants (Nasdaq SmallCap Market: AVITW) from April 30, 1997 to June 30, 1997. Further, the Company reduced the exercise price of the Redeemable Warrants so that each Redeemable Warrant entitles the holder to purchase 4 shares of Common Stock (subject to further adjustment) for $0.60 per share. This offering will be made only by means of a prospectus.

                  The Company has approximately 2.7 million Redeemable Warrants outstanding. If all of these warrants were exercised, approximately 11 million shares of Common Stock would be issued in exchange for the aggregate exercise price of approximately $6.5 million. To the extent that any Redeemable Warrants are exercised, the funds would be used to provide working capital and to expand the Company's business.

                  There can be no assurance that any or all of the Redeemable Warrants will be exercised.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            AVITAR, INC.
                                            (Registrant)

Date: April 23, 1997                    By: /S/J.C. LEATHERMAN, Jr.
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                                            J.C. LEATHERMAN, JR.,
                                            Chief Financial Officer